Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment 4 to Registration Statement No. 333-111338 of Perini Corporation on Form S-1 of our report dated March 11, 2004, appearing in the Prospectus, which is part of such Registration Statement, and of our report dated March 11, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Financial Data” and “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 6, 2004